SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 4, 2015

LIFEPOINT HEALTH, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51251	20-1538254
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

330 Seven Springs Way Brentwood, Tennessee	37027
(Address of Principal Executive Offices)	(Zip Code)

(615) 920-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On December 4, 2015, LifePoint Health, Inc. (the “Company”) completed its registered public offering of $500 million aggregate principal amount of 5.875% Senior Notes due 2023 (the “Notes”) at a public offering price of 100.00% of the principal amount. The terms of the Notes are governed by the Indenture, dated as of December 4, 2015 (the “Base Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), and the First Supplemental Indenture, dated as of December 4, 2015 (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), among the Company, the subsidiary guarantors named therein, and the Trustee. The Trustee also serves as trustee under the indentures governing the Company’s 5.5% Senior Notes due 2021 and 6.625% Senior Notes due 2020.

The Notes:

•                  mature on December 1, 2023 and bear interest at a rate of 5.875% per annum, payable semiannually in arrears on June 1 and December 1, beginning on June 1, 2016;

•                  are jointly and severally guaranteed on a senior unsecured basis by certain of the Company’s existing and future direct and indirect domestic subsidiaries;

•                  rank, along with the related guarantees, equal in right of payment to the Company’s and the guarantors’ current and future senior debt and senior in right of payment to the Company’s and the guarantors’ current and future subordinated debt; and

•                  are effectively subordinated to the Company’s and the guarantors’ current and future secured debt, to the extent of the value of the assets securing such debt, and any liabilities of the Company’s non-guarantor subsidiaries.

The Indenture contains restrictive covenants that, among other things, limit the Company’s ability and the ability of certain of its subsidiaries to, among other things, incur or guarantee additional indebtedness; pay dividends on, or redeem or repurchase, its capital stock; make investments; incur obligations that restrict the Company’s subsidiaries from making dividend or other payments to the Company; sell or encumber its assets; engage in transactions with affiliates; enter into sale/leaseback transactions; and merge, consolidate, or transfer all or substantially all of its assets.

The Indenture permits the Company to redeem some or all of the Notes at any time at specified redemption prices set forth in the Indenture. Upon the occurrence of a change of control, as defined in the Indenture, each holder of the Notes has the right to require the Company to repurchase some or all of such holder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the repurchase date. The Indenture also provides for events of default which, if any of them occurs, would permit or require the principal of and accrued interest on the Notes to become or to be declared due and payable.

The descriptions of the provisions of the Notes, the Base Indenture and the First Supplemental Indenture are summary in nature and are qualified in their entirety by reference to the full text of the Base Indenture and the First Supplemental Indenture, copies of which are filed herewith as Exhibits 4.1 and 4.2, respectively, and incorporated in this Item 1.01 by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
4.1	Senior Debt Securities Indenture, dated as of December 4, 2015, by and between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee.
4.2

First Supplemental Indenture, dated as of December 4, 2015, by and among the Company, the Guarantors party thereto, and The Bank of New York Mellon Trust Company, N.A., as trustee (including the form of 5.875% Senior Notes due 2023).

5.1	Opinion of White & Case LLP regarding the legality of the Notes.
23.1	Consent of White & Case LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFEPOINT HEALTH, INC.

	By:	/s/ Christy S. Green
		Name:	Christy S. Green
		Title:	Vice President and Corporate Secretary

Dated: December 4, 2015

EXHIBIT INDEX

Exhibit No.	Description
4.1	Senior Debt Securities Indenture, dated as of December 4, 2015, by and between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee.
4.2

First Supplemental Indenture, dated as of December 4, 2015, by and among the Company, the Guarantors party thereto, and The Bank of New York Mellon Trust Company, N.A., as trustee (including the form of 5.875% Senior Notes due 2023).

5.1	Opinion of White & Case LLP regarding the legality of the Notes.
23.1	Consent of White & Case LLP (included in Exhibit 5.1).